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                                                                    EXHIBIT 24.2

                            POWER OF ATTORNEY
                           BANCFIRST OHIO CORP.


     The Company appoints Gary N. Fields, James H. Nicholson, John R. Thomas and Amy M. Shepherd and all four of them, any of whom may act without the joinder of the others as its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for it, and in its stead, in all capacities to sign any and all amendments, including post-effective amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as it might or could do in person, hereby ratifying and confirming that all said attorney-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                                       BANCFIRST OHIO CORP.

Dated: June 18, 1996                   By:  /s/ Gary N. Fields
                                          ---------------------------------
                                            Gary N. Fields, President